Exhibit 10.19(a)

CONFIDENTIAL

ASSIGNMENT, CONSENT AND WAIVER AGREEMENT

This Assignment, Consent and Waiver Agreement (this “Agreement”), is made and entered as of October 2, 2019, by and between Vieco 10 Limited, a company limited by shares under the laws of the British Virgin Islands (“Vieco 10”), Social Capital Hedosophia Holdings Corp., a Cayman Islands exempted company limited by shares, which shall deregister as a Cayman Islands exempted company and continue and domesticate as Virgin Galactic Holdings, Inc., a Delaware corporation prior to the closing of the Merger (the “Company”), Chamath Palihapitiya (the “CP Holder”), and Vieco USA, Inc., a Delaware corporation and a direct subsidiary of Vieco 10 (“Vieco US”). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Purchase Agreement (as defined below).

WHEREAS, Vieco 10 is party to that certain Purchase Agreement, dated as of July 9, 2019 (the “Purchase Agreement”), by and among Vieco 10, the Company and the CP Holder;

WHEREAS, pursuant to Section 9(h) of the Purchase Agreement, and subject to the limitations set forth therein, Vieco 10 may transfer or assign the Purchase Agreement and all of its rights and obligations thereunder, at any time and from time to time to one or more of its affiliates in related or unrelated transactions;

WHEREAS, Vieco 10 has elected to transfer and assign all of its rights and obligations under the Purchase Agreement to Vieco US;

WHEREAS, Vieco US desires to accept such transfer and assignment of rights and obligations under the Purchase Agreement;

WHEREAS, the CP Holder and the Company are willing to consent to such transfer and assignment of the rights and obligations of Vieco 10 under the Purchase Agreement to Vieco US, in accordance with the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.    Assignment. Vieco 10 does hereby assign, convey and transfer to Vieco US, all of Vieco 10’s right, title and interests in, under and to the Purchase Agreement (the “Assignment”).

2.    Assumption. Vieco US hereby unconditionally (a) accepts the assignment, transfer and conveyance of Vieco 10’s right, title and interests in, under and to the Purchase Agreement, (b) irrevocably assumes all of Vieco 10’s duties, liabilities and obligations under the Purchase Agreement, and undertakes and agrees to pay, satisfy, perform and discharge in full, as and when due, all obligations and liabilities of Vieco 10 arising under or relating to the Purchase Agreement and (c) releases and discharges Vieco 10 and its successors and assigns completely and forever from, all obligations and liabilities of any kind arising out of, or required to be performed under, such assigned Purchased Contract (the “Assumption”).

3.    Substitution. The parties to this Agreement intend that Vieco US be substituted for Vieco 10 under the Purchase Agreement. Each of the CP Holder and the Company recognize Vieco US as Vieco 10’s successor-in-interest in and to the Purchase Agreement. Vieco US by this Agreement becomes entitled to all right, title and interest of Vieco 10 in and to the Purchase Agreement in as much as Vieco US is the substituted party to the Purchase Agreement. Each of CP Holder, the Company and Vieco US shall be bound by the terms of the Purchase Agreement in every way as if Vieco US is named in the Purchase Agreement in place of Vieco 10 as a party thereto (the “Substitution”).

4.    Consent and Waiver. The CP Holder and the Company hereby consent to the Assignment, the Assumption and the Substitution and waive the application of the third (as such, Vieco US shall not be required to execute and deliver a separate joinder agreement to the Purchase Agreement) and fourth (as such, Vieco 10 is released from all obligations and liabilities under the Purchase Agreement) provisos of the first sentence of Section 9(h) to the Assignment.

5.    Conflict. Nothing in this Agreement, express or implied, is intended to or shall be construed to modify, expand or limit in any way the terms of the Purchase Agreement. To the extent that any provision of this Agreement conflicts or is inconsistent with the terms of the Purchase Agreement, the Purchase Agreement shall govern.

6.    Governing Law; Jurisdiction; Waiver of Jury Trial. Section 9(f) and Section 9(g) of the Purchase Agreement are hereby incorporated into this Agreement by reference, mutatis mutandis.

7.    Counterparts; Severability; Headings. Section 9(b) and Section 9(e) of the Purchase Agreement are hereby incorporated into this Agreement by reference, mutatis mutandis.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as an instrument under seal as of the date first above written.

SOCIAL CAPITAL HEDOSOPHIA HOLDINGS CORP.

By:	/s/ Chamath Palihapitiya
Name:	Chamath Palihapitiya
Title:	Chief Executive Officer

/s/ Chamath Palihapitiya
Chamath Palihapitiya

VIECO 10 LIMITED

By:	/s/ George Whitesides
Name:	George Whitesides
Title:	Authorized Signatory

VIECO USA, INC.

By:	/s/ George Whitesides
Name:	George Whitesides
Title:	Authorized Signatory

[Signature Page to Assignment and Assumption Agreement]